SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 17, 2005
                               (February 9, 2005)
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                       NEW YORK REGIONAL RAIL CORPORATION
                       ----------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                          000-28583              13-3081571
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(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation or organization)               No.)                Identification


                   4302 First Avenue, Brooklyn, New York 11232
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (718) 788-3690
                                                           --------------








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ITEM 5.02.     Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers


 On February 9, 2005 Ronald Bridges resigned as Chief Executive Officer and as a member of the Board of Directors of New York Regional Rail Corporation (the "Company"). Mr. Bridges did not resign as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On February 9, 2005 James Cornell was appointed a member of the Board of Directors of the Company by the Board of Directors to fill a vacancy. Since 1988, Mr. Cornell has been the President and Chief Executive Officer of Praxiis Business Advisors, a firm specializing in helping private and corporate business owners create strategies for high performance and competitive dominance.

On February 16, 2005, Donald B. Hutton, the Company's Executive Vice President - Government Relations and a director was elected Chief Executive Officer of the Company to replace Mr. Bridges.

On February 3, 2004, the Company entered into an employment agreement with Donald Hutton. The agreement provides for annual compensation of $115,000 plus other benefits. The term of the employment agreement is until February 2007, but can be terminated by the Company on 30 days written notice. In addition, he is eligible for incentive bonuses. The employment agreement was not changed upon Mr. Hutton's appointment as Chief Executive Officer.

Mr. Hutton became Executive Vice President - Government Relations and a director in February 2004, upon the approval of the Board of Directors in connection with the purchase of shares of Series D Preferred Stock by Transit Rail LLC. Prior to joining the Company, Mr. Hutton served as a member of the Executive Staff for New York State Thruway Authority, from 1996 where he held the titles of Director of the Department of Operations; and Director of the Department of Planning Services. Mr. Hutton was also the Executive Deputy Inspector General for the New York State Office of Inspector General, from 1995 to 1996. He has had an extensive career in public service and criminal justice, having worked for the Delaware and Hudson Railroad Police Department, as a Federal Police Officer for the US Department of Veterans Affairs, US Customs and others. Mr. Hutton is also a US Coast Guard Veteran. He is a published author of several books on the subjects of military, law enforcement and Homeland Security careers.




ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS

   Exhibits


10.1 Employment Agreement dated February 3, 2004 between Donald B. Hutton and the Company



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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     February 17, 2005



                                            NEW YORK REGIONAL RAIL CORPORATION
                                                            (Registrant)



                                            By: /s/ Donald B. Hutton
                                                Name: Donald B. Hutton
                                                Title:   Chief Executive Officer